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                                                                    EXHIBIT 5.1

     [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP APPEARS HERE]

                                  May 28, 1997



Staff Leasing, Inc.
601301 Boulevard West
Suite 202
Bradenton, Florida 34205

Gentlemen:

       We have acted as counsel to Staff Leasing, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1, as amended (Registration No. 333-22933), (the "Registration Statement") relating to the public offering of up to 4,600,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company (including 600,000 Shares subject to the underwriters' over-allotment option). Of the Shares, 3,945,347 are being offered by the Company (including 445,374 Shares subject to the underwriters' over-allotment option) and 654,653 are being offered by certain shareholders of the Company (including 154,653 Shares subject to the underwriters' over-allotment option).

        We have examined copies of the Articles of Incorporation and By-Laws of the Company, the Registration Statement, and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

       Based upon the foregoing, we are of the opinion that all of the Shares have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement, will be validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Common Stock under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
                                   Very truly yours,

                                   /s/ Powell, Goldstein, Frazer & Murphy
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                                   POWELL, GOLDSTEIN, FRAZER & MURPHY LLP